Exhibit 99

Media Contacts:

Sprint Nextel

James Fisher

(703) 433-8677

james.w.fisher@sprint.com

Clearwire

Helen Chung

(425) 802-1469

helen.chung@clearwire.com

Sprint Nextel and Clearwire to Partner to Accelerate

and Expand the Deployment of the First Nationwide

Mobile Broadband Network Using WiMAX Technology

Consumers, Businesses and Public Safety Agencies to Benefit from

More Coverage Sooner and Enhanced Network Capabilities

NOTE: Sprint Nextel and Clearwire executives will hold a conference call today beginning at 8:30 a.m. EDT to discuss this news release. The call will be open to the public, and details on how to access it are provided at the end of this release.

RESTON, Va. and KIRKLAND, Wa. — July 19, 2007 — Sprint Nextel (NYSE: S) and Clearwire (NASDAQ: CLWR) plan to jointly construct the first nationwide mobile broadband network using WiMAX technology, and promote the global development of WiMAX-based services. The planned arrangement, which is set out in a letter of intent, is expected to provide broad benefits to consumers, businesses, educators, the Federal government and public safety users by fostering quicker, broader and more efficient deployment of a mobile WiMAX broadband network than either company could accomplish on its own.

The WiMAX network is being designed to deliver mobile broadband services in urban, suburban and rural markets, and enable significantly greater depth and breadth of services. The arrangement also is expected to enable each company to increase capital efficiency and reduce overall network development and operating costs.

Sprint Nextel and Clearwire expect to build their respective portions of the nationwide network, and enable roaming between the respective territories. The companies also will work jointly on product and service evolution, shared infrastructure, branding, marketing and distribution. Additionally, the companies intend to exchange selected 2.5 GHz spectrum in order to optimize build-out, development and operation of the network.

The arrangement is subject to the execution of definitive agreements, which are expected to be finalized within the next 60 days. It is also subject to review by the Department of Justice, and approval of spectrum license assignments and transfers by the Federal Communications Commission.

Sprint Nextel and Clearwire intend to provide consumers, businesses and distributors across the country with access to the open Internet over a robust wireless broadband network that is being designed to deliver comparable speeds to existing wireline broadband services and offer maximum customer flexibility. Additionally, the Federal government and public safety agencies, which rely heavily on wireless networks during times of crisis, are expected to benefit from the mobility afforded through the WiMAX network to access their Internet-based communications, applications and content.

“This arrangement will result in stronger competition in the rapidly growing market for broadband services, and will provide consumers, national enterprises and other businesses, educators and public safety agencies greater choice and faster access to a revolutionary mobile broadband technology,” said Sprint Nextel Chairman and Chief Executive Officer Gary Forsee. “It will further our objective of delivering mobile WiMAX service across the country and help fulfill our vision of delivering mobility products and services across all our networks.”

“Our joint efforts will result in customers benefiting from a more extensive network, operating sooner and using our respective spectrum more efficiently than either company could have on its own,” said Clearwire Chief Executive Officer Ben Wolff. “Our companies share a vision of doing for the Internet what cellular and PCS networks did for voice communications starting more than twenty years ago. Based on this shared vision and the expected benefits to each company and our respective shareholders and customers, it is natural that we would work together,” Wolff said.

Under the network build-out plan, Sprint Nextel will focus its efforts primarily on geographic areas covering approximately 185 million people, including 75 percent of the people located in the 50 largest markets, while Clearwire will focus on areas covering approximately 115 million people. Initially, the two companies expect to build out network coverage to approximately 100 million people by the end of 2008, with seamless roaming enabled between the deployed areas.

The arrangement also will provide for the exchange of spectrum between Sprint Nextel and Clearwire to enable each company to build out its portion of the network and to enhance service in its build-out territory, as well as for the exchange of other assets associated with this spectrum. In addition, Clearwire will have the ability to utilize certain Sprint Nextel infrastructure.

Sprint Nextel and Clearwire will market mobile WiMAX services under a common service brand, and Clearwire will offer mobile WiMAX services in Clearwire’s territories through Sprint Nextel’s retail stores, and through its own distribution channels. Both companies will provide seamless reciprocal roaming service to each others’ WiMAX customers, and Sprint Nextel plans to provide dual-mode (CDMA-WiMAX) services nationwide to its customers over both its own and Clearwire’s portion of the WiMAX networks.

Sprint Nextel will take the lead in establishing relationships with national distributors and other potential strategic partners, including wholesale or mobile virtual network operator (MVNO) arrangements. Clearwire will have the ability to offer Sprint Nextel’s third generation voice and data services as part of a bundle or on a stand-alone basis to Clearwire’s customers, which will also allow Clearwire to provide dual-mode services to its customers. The initial term of the arrangement is 20 years, with three 10-year renewal periods.

As previously announced, Sprint Nextel expects to commence the initial stage of its mobile WiMAX network deployments by year-end 2007 and both companies expect to launch commercial service in the first half of 2008. The companies individually are working with a broad range of manufacturers including Intel, Motorola, Samsung, Nokia and others to create an ecosystem of chips, products and software designed to provide mobile WiMAX access.

Mobile WiMAX is a wireless broadband technology that is designed to operate more than five times faster than today’s third-generation wireless networks at lower cost. Mobile WiMAX technology is expected to allow users to wirelessly download full-length movies and songs, conduct live video-conferences from remote locations, and perform other interactive multi-media applications anywhere in the coverage area, mobilizing the full power of the open Internet. The technology is expected to be deployed ubiquitously with embedded chipsets in computing, consumer electronic devices and other innovative access devices being developed by a global ecosystem.

Conference Call Information:

Executives of Sprint Nextel and Clearwire will hold a conference call for investors to discuss this announcement today at 8:30 a.m. EDT. The call-in numbers are: U.S./Canada: (866) 297-0891 or International/Local: (706) 679-8981. The call will be available for replay shortly after it concludes. The replay call number is (800) 642-1687 or (706) 645-9291 and the replay ID number is 10285364.

About Sprint Nextel

Sprint Nextel offers a comprehensive range of wireless and wireline communications services bringing the freedom of mobility to consumers, businesses and government users. Sprint Nextel is widely recognized for developing, engineering and deploying innovative technologies, including two robust wireless networks serving 53.6 million customers at the end of the first-quarter 2007; industry-leading mobile data services; instant national and international walkie-talkie capabilities; and a global Tier 1 Internet backbone. For more information, visit www.sprint.com.

About Clearwire

Clearwire, founded in October 2003 by Craig O. McCaw, is a provider of simple, portable and reliable wireless high-speed Internet service. Headquartered in Kirkland, Wash., the company launched its first market in August 2004 and now offers service in 40 markets in more than 400 municipalities in 13 states across the U.S. Clearwire’s international markets include Ireland and Belgium, and the company also offers wireless high-speed Internet services in Mexico and Denmark through its partners, MVS Net and Danske Telecom. For more information, visit www.clearwire.com.

SAFE HARBOR

This news release includes “forward-looking statements” within the meaning of the securities laws. The statements in this news release regarding a proposed definitive agreement between Sprint Nextel and Clearwire and the benefits to each party of the arrangements contemplated by the agreement; plans for the development and deployment of a broadband network based on WiMAX technology; the timing, availability, capabilities, coverage, and costs of the WiMAX network; products and services to be offered on the WiMAX network; and other statements that are not historical facts are forward-looking statements. The words “estimate,” “project,” “forecast,” “intend,” “expect,” “believe,” “target,” “providing guidance” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are projections reflecting management’s judgment and assumptions based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.

Future performance cannot be assured. Actual results may differ materially from those in the forward-looking statements due to a variety of factors, including, but not limited to:

•

the ability of Sprint Nextel and Clearwire to finalize and enter into a definitive agreement, and satisfy the conditions thereunder, including obtaining approvals from the FCC and Department of Justice;

•	the uncertainties related to the implementation of the company’s respective WiMAX business strategies;

•	the costs and business risks associated with deploying a WiMAX network and offering products and services utilizing WiMAX technology;

•

the inability of third party suppliers, software developers and other vendors to perform requirements and satisfy obligations necessary to create the products and software designed to support WiMAX features and functionality, under agreements with one or both of Sprint Nextel and Clearwire;

•	the impact of adverse network performance;

•

other risks referenced from time to time in each company’s respective filings with the Securities and Exchange Commission, including, for Sprint Nextel, in the Form 10-K for the year ended December 31, 2006, in Part I, Item 1A, “Risk Factors” and for Clearwire, in the Form 10-Q for the quarter ended March 31, 2007, in Part II, Item IA, “Risk Factors.”

Sprint Nextel and Clearwire believe the forward-looking statements in this press release are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. Sprint Nextel and Clearwire are not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release.

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